                                                              Exhibit (e)(7)(ii)

                                 AMENDMENT NO. 1
                                     TO THE
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                        AXA ADVISORS, LLC/CLASS IA SHARES

        AMENDMENT NO. 1 to the Amended and Restated Distribution Agreement ("Amendment No. 1"), dated as of May 2, 2003, between EQ Advisors Trust, a Delaware business trust (the "Trust") and AXA Advisors, LLC a Delaware limited liability company (the "Distributor").

        The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement relating to Class IA Shares dated as of July 15, 2002 (the "Agreement"), unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

        1. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA Shares, is hereby replaced in its entirety by Appendix A attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

        EQ ADVISORS TRUST                            AXA ADVISORS, LLC

        By: /s/ Peter D. Noris                       By: /s/ John Lefferts
            -------------------------------------        -----------------------
            Peter D. Noris                               John Lefferts
            Chairman of the Board and Trustee            President and Chief
                                                          Executive Officer

                                   APPENDIX A

                               AMENDMENT NO. 1 THE
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                                 CLASS IA SHARES

EQ/Alliance Common Stock Portfolio                          EQ/Capital Guardian U.S. Equities Portfolio

EQ/Aggressive Stock Portfolio                               EQ/Evergreen Omega Portfolio
(fka Alliance Aggressive Stock Portfolio)
                                                            EQ/FI Mid Cap Portfolio
EQ/Equity 500 Index Portfolio
(fka Alliance Equity Index Portfolio)                       EQ/FI Small/Mid Cap Value Portfolio
                                                            (fka Warburg Pincus Small Company Value Portfolio)
EQ/Alliance Growth and Income Portfolio
                                                            EQ/Janus Large Cap Growth Portfolio
EQ/High Yield Portfolio
(fka EQ/Alliance High Yield Portfolio)                      EQ/J.P. Morgan Core Bond Portfolio
                                                            (fka JPM Core Bond Portfolio)
EQ/Alliance Intermediate Government Securities Portfolio
                                                            EQ/Lazard Small Cap Value Portfolio
EQ/Alliance International Portfolio
                                                            EQ/Marsico Focus Portfolio
EQ/Money Market Portfolio
                                                            EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Quality Bond Portfolio                          (fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Alliance Small Cap Growth Portfolio                      EQ/MFS Emerging Growth Companies Portfolio

EQ/Alliance Premier Growth Portfolio                        EQ/MFS Investors Trust Portfolio
                                                            (fka EQ/MFS Investors Growth Portfolio)
EQ/Alliance Technology Portfolio
                                                            EQ/Emerging Markets Equity Portfolio
EQ/Bernstein Diversified Value Portfolio                    (fka EQ/Morgan Stanley Emerging Markets Equity Portfolio)

EQ/Balanced Portfolio                                       EQ/Putnam Growth & Income Value Portfolio
(fka Alliance Balanced Portfolio)
                                                            EQ/Putnam International Equity Portfolio
EQ/Calvert Socially Responsible Portfolio
                                                            EQ/Putnam Voyager Portfolio
EQ/Capital Guardian International Portfolio                 (fka EQ/Putnam Investors Growth Portfolio)

EQ/Capital Guardian Research Portfolio                      EQ/Small Company Index Portfolio
                                                            (fka BT Small Company Index Portfolio)